U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K


                                     CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 2, 2003


                      Global Diversified Industries, Inc.
           (Exact name of registrant as specified in its charter)


                                      Nevada
            (State or jurisdiction of incorporation or organization)


                                    333-83231
                            (Commission File Number)


                                    95-471485
                   (I.R.S. Employer Identification Number)


          1200 Airport Drive, Chowchilla, California          93610
            (Address of principal executive offices)        (Zip Code)


                Registrant's telephone number:  (559) 665-5800


       (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has agreed to acquire a company, Modular
Modernization, Inc. ("MMI") as a wholly-owned subsidiary through an Agreement and Plan of Exchange ("Agreement").

     Modular Modernization, Inc., through the acquisition, will transfer to Global approximately $300,000 in raw materials and approximately $200,000 in plant equipment and machinery. The raw materials will immediately be placed by Global into inventory to be used for relocatable classroom production. It is anticipated that the equipment and machinery will directly enhance the modular division production capabilities and thereby result in increased plant efficiency.

     Global shall issue to the MMI shareholders a total of Two Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (2,666,666) shares of preferred stock. The conversion option will expire within three years from the Effective Date. Global agrees to file a Registration Agreement for MMI after conversion from Preferred to Common Shares. Global will sign a note payable to MMI for One Hundred Thousand Dollars ($100,000.00) payable monthly over a twelve
(12) month period, with a five (5) percent interest rate.

     Also pursuant to the terms of the Agreement, all property, real, personal and mixed, and all debts due to MMI on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to MMI shall remain with MMI, and the title to any real estate or any interest, whether vested by deed or otherwise, in MMI shall not revert or be in any way impaired by reason of the exchange; provided, however, that all rights of creditors and all liens upon the property of MMI shall be preserved unimpaired, and any debts, liabilities, obligations and duties of MMI shall remain with MMI.

     This transaction between Global and MMI is a related party transaction as the majority owner of MMI, Rebecca Manandic, is also an affiliate of Global, and as such, the Registrant has undertaken and agreed to the following: At the time of this transaction, the Registrant did not have the funds available to allocate to receiving a fairness opinion on this transaction. In the absence of a fairness opinion, there can be no assurance that the consummation of the acquisition is fair and reasonable to the Registrant and its shareholders. However, both Global and MMI have agreed to obtain a fairness opinion within the next ninety days and adjust the terms of this acquisition appropriately. Further, because the Registrant is issuing Preferred Shares with a restrictive legend, such a delay in receiving such a fairness opinion, the Board of Directors has decided, is not in any way detrimental to the Registrant and its shareholders. In contrast, the Board of Directors has determined that consummating the transaction now as opposed to delaying until being in receipt of a fairness opinion is in the best interest of the Registrant and its shareholders in that the Registrant can immediately utilize the assets and machinery of MMI for the benefit of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Financial statements as required by this item will be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed (March 19, 2003) a date not later than May 18, 2003.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Global Diversified Industries, Inc.



Dated: March 19, 2003             By: /s/ Philip O. Hamilton
                                  Philip O. Hamilton, Chairman and CEO

EXHIBIT                  DESCRIPTION
NO.

2 Agreement and Plan of Exchange between Global Diversified Industries, Inc. and Modular Modernization, Inc.